UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2007

Federal National Mortgage Association

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington,	20016
District of Columbia

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Yesterday Fannie Mae’s Board of Directors and its Compensation Committee determined the 2007 salaries, the 2006 performance year cash bonuses and the 2006 performance year variable long-term incentive awards for its executive officers. In accordance with Fannie Mae’s capital restoration plan, as agreed to with its regulator, the Office of Federal Housing Enterprise Oversight (OFHEO), all of the non-salary compensation decisions for Fannie Mae’s “OFHEO-designated executive officers” (which is a larger group of executive officers than those Fannie Mae has determined are “executive officers” under the rules of the Securities and Exchange Commission) require OFHEO’s approval. Fannie Mae has received the required approval from OFHEO for the 2006 bonus and restricted stock awards program.

In determining compensation for the 2006 performance year, the Compensation Committee and the Board focused on Fannie Mae’s performance against the corporate performance goals that the Board had established in April 2006 and the importance of the company’s ability to recruit, retain and maintain experienced and effective senior management as Fannie Mae works to become current in filing its financial statements, implement its agreements with OFHEO and manage its business. The Compensation Committee, with input from other Board committees, evaluated corporate performance in 2006 against the previously established corporate performance goals, which related to (1) stabilizing the company by building relationships with regulators and investors and restating prior period financial statements; (2) optimizing the company’s business model and generating shareholder value through key initiatives; (3) fulfilling Fannie Mae’s affordable housing mission; (4) instilling operational discipline into all functions; and (5) renewing the company’s culture. The compensation decisions for Fannie Mae’s senior management presented in this Form 8-K reflect the assessment of the Board and the Compensation Committee of the company’s performance in 2006 against these goals and individual performance of the officers.

Compensation of Fannie Mae’s executive officers is determined annually and includes three components: (i) salary, (ii) cash bonuses under an annual incentive plan, and (iii) variable long-term incentive awards. At the senior levels of the company, the largest component of compensation is a variable long-term incentive award, which is delivered as stock that vests, generally over a period of four years. This serves to align management to the company’s shareholders.

The Board and the Compensation Committee’s decisions discussed below reflect a change in the compensation philosophy that the Board and the Compensation Committee adopted in 2005. Under this approach, management’s performance is measured against a broad set of corporate objectives rather than focusing on a single financial measure.

The following table sets forth, opposite the name and title of Fannie Mae’s Chief Executive Officer, its Chief Financial Officer and its four most highly compensated officers during 2005 other than the Chief Executive Officer, (i) the 2007 annual base salary for that officer, (ii) the annual cash bonus for the 2006 performance year for that officer, and (iii) the number of shares of restricted stock or restricted stock units issued to that officer for the 2006 performance year. The executive officers listed in this table are referred to in the discussion below as the “covered executives.” More detailed information about the terms of the compensation and the manner in which the Compensation Committee and the Board review and determine compensation for senior management is set forth following the table.

Name and Title	2007 Salary	2006 Cash Bonus	Restricted Shares(1)
Daniel H. Mudd President and Chief Executive Officer	$990,000	$3,500,000	176,506	(2)
Robert T. Blakely Executive Vice President and Chief Financial Officer	$663,000	$1,290,575	58,236
Robert J. Levin Executive Vice President and Chief Business Officer	$788,000	$2,087,250	117,679
Thomas A. Lund Executive Vice President—Single-Family Mortgage Business	$523,000	$1,029,515	41,945
Peter S. Niculescu Executive Vice President–Capital Markets	$585,000	$1,029,060	50,127
Michael J. Williams Executive Vice President and Chief Operating Officer	$676,000	$1,630,200	92,621

(1)	Each award vests at the rate of 25 percent per year, beginning in January 2008. On January 25, 2007, the closing price of Fannie Mae’s common stock was $56.57 per share.

(2)	One-fifth of this award (net of taxes) must be retained by Mr. Mudd until his employment with Fannie Mae is terminated. The retained shares will not count toward fulfilling Mr. Mudd’s obligation to hold shares of Fannie Mae common stock worth five times his base salary under Fannie Mae’s stock ownership guidelines.

Background

     Fannie Mae’s Board sets the compensation of Fannie Mae’s executive vice presidents, while compensation of Fannie Mae’s President and Chief Executive Officer is determined by the independent members of the Board. In each case, compensation decisions are based on the recommendation of the Compensation Committee.

In determining compensation for senior management, the goal of the Compensation Committee and the Board is to ensure, as required under the Fannie Mae Charter Act, that Fannie Mae’s compensation is reasonable and comparable with the compensation of executives with similar duties and responsibilities in other similar businesses. For these compensation decisions involving senior officers, the Compensation Committee and the Board used as a guideline the 50th percentile of compensation paid at a comparison group of diversified financial services companies. The company’s philosophy prior to 2005 had been to target total compensation at approximately the 65th percentile of companies in Fannie Mae’s comparison group. Information regarding compensation paid at other companies, including actual 2005 compensation and estimated 2006 compensation for chief executive officers, was provided by a nationally recognized executive compensation consulting firm retained to assist in this comparability analysis. The Compensation Committee retained its own nationally recognized compensation consultant to act as an independent advisor with regard to compensation decisions for the covered executives, especially those relating to Mr. Mudd’s compensation. The Compensation Committee considered compensation scenarios for each covered executive, taking into account the executive’s outstanding stock options, restricted shares, and performance share balances; existing severance arrangements with the executive, if any; and the other benefits (such as life insurance, pension plan participation and health benefits) available to the executive under the terms of his employment.

Salary

The Board (and, in the case of the Chief Executive Officer, the independent members of the Board) established the base salaries for the covered executives based on the recommendation of the Compensation Committee.

Cash Bonuses

The cash bonuses for the covered executives are set each year in accordance with Fannie Mae’s Annual Incentive Plan. Fannie Mae’s Annual Incentive Plan governs the payment of annual cash incentive awards (i.e., cash bonuses) to Fannie Mae’s executive officers and other management-level employees. Pursuant to the terms of the plan, on April 24, 2006 and April 25, 2006, the Board and the Compensation Committee approved the corporate performance goals for 2006 that are described above and bonus award targets for the covered executives and other executive officers. In January 2007, the Compensation Committee, with input from other Board committees, evaluated corporate performance against the goals, including what it determined to be the appropriate weighting of the goals at that time, and determined that it was appropriate to fund the bonus pool. The Board (and, in the case of the President and Chief Executive Officer, the independent members of the Board) then determined, based on the recommendation of the Compensation Committee, the individual bonus amounts for each covered executive.

Variable Long-Term Incentive Awards

Variable long-term incentive compensation awards are awards that vest over a period of years. Fannie Mae believes that providing a portion of senior management compensation through variable long-term incentive awards that have a multi-year vesting schedule and that are based in large part on Fannie Mae common stock aligns the interests of its senior management with those of other Fannie Mae stockholders, reinforcing their shared interests in company performance.

Consistent with this compensation philosophy, on January 25, 2007, the Board determined, based on the recommendation of the Compensation Committee, that variable long-term incentive awards to Fannie Mae’s executive officers for 2006 performance would be made in the form of shares of restricted Fannie Mae common stock or restricted stock units that would vest at the rate of 25 percent per year, beginning in January of 2008. Vesting is contingent on the executive’s continued employment with Fannie Mae, subject to accelerated vesting as a result of death, disability, retirement or, under specified circumstances, a negotiated separation from Fannie Mae. Fannie Mae’s restricted stock confers voting and dividend rights on its holders. Each restricted stock unit represents the right to receive a share of common stock at the time of vesting. As a result, restricted stock units are generally similar to restricted stock, except that restricted stock units do not confer voting rights on their holders.

Prior to January 2005, Fannie Mae granted long-term incentive awards under its performance share program. Under the program, senior management was compensated for meeting performance objectives over a period of three calendar years. Objectives were set at the beginning of the three-year period, and after the end of the period the Compensation Committee determined achievement against the goals and the amount of the award payout. No award cycles have been established under the program since 2004 and, since January 2005, the Board and the Compensation Committee have deferred the determination of the amount of any payouts under the program.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION By: /s/ Beth A. Wilkinson Beth A. Wilkinson Executive Vice President and General Counsel

Date: January 26, 2007

EXHIBIT INDEX
     The following exhibits are submitted herewith:

Exhibit Number	Description of Exhibit

99.1	Form of Restricted Stock Award Document

99.2	Form of Restricted Stock Units Award Document